Exhibit 10.15

Bunker Hill Mining Corp.

dEFERRED SHARE UNIT PLAN

Section 1.	Interpretation and Administrative Provisions

1.1	Purpose

The purposes of the Plan are to: (i) align the interests of directors of the Corporation with the long term interests of shareholders; and (ii) allow the Corporation to attract and retain high quality directors.

1.2	Definitions

For the purposes of the Plan, the following terms have the following meanings:

“Affiliate” means any entity that is an “affiliate” for purposes of the Canadian Securities Administrators National Instrument 45-106 Prospectus and Registration Exemptions, as amended from time to time.

“Applicable Withholdings” means all income taxes and statutory amounts required to be withheld by the Corporation.

“Award Date” means the date that compensation is paid to a Participant.

“Board” means the board of directors of the Corporation.

“Canadian Participant” means any Participant who is not a U.S. Participant and who is a Canadian resident for tax purposes.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations promulgated thereunder.

“Committee” means the Committee of the Board to which the Board has delegated responsibility for the administration of this Plan and, in the absence of such a delegation means the Board.

“Common Share” means a common share of the Corporation.

“Corporation” means Bunker Hill Mining Corp., and such of its Affilitates as are designated by the Board from time to time.

“Deferred Share Unit” means a right granted to an Eligible Person to receive, as set out in the Plan, the Share Unit Amount.

“Dividend Deferred Share Unit” has the meaning set out in Section 3.3.

“Election Notice” means a notice substantially in the form set out as Schedule B, as amended by the Committee from time to time.

“Eligible Person” means any director of the Corporation.

“Expiry Date” means December 15 of the year following the year in which the Eligible Person ceases to hold all offices and employment with the Corporation.

“Fair Market Value” means the volume weighted average trading price of a Common Share of the Corporation on the principal stock exchange on which such Common Shares are traded for the 20 trading days immediately preceding the applicable day (calculated as the total value of Common Shares traded over the 20 day trading period divided by the total number of Common Shares traded over the 20 trading day period).

“Grant Agreement” means an agreement substantially in the form set out as Schedule A, as amended by the Committee from time to time.

“Grant Date” means the date the Committee completes all requisite actions required to approve the grant of a Deferred Share Unit.

“Participant” means any Eligible Person to whom a Deferred Share Unit is granted.

“Plan” means the Bunker Hill Mining Corp. Deferred Share Unit Plan as amended from time to time.

“Redemption Date” means the date elected by a Canadian Participant pursuant to Section 3.4(a) and the date elected by a U.S. Participant pursuant to section 3.4(b).

“Redemption Notice” mean a notice substantially in the form set out as Schedule C, as amended by the Committee from time to time.

“Separation from Service” means, with respect to a U.S. Participant, the first date on or after the U.S. Participant’s Termination Date on which the Participant has a separation from service under Treasury Regulation Section 1.409A-1(h).

“Share Unit Account” means the notional account maintained for each Participant to which Deferred Share Units are credited.

“Share Unit Amount” has the meaning set out in Section 3.5.

“Termination Date” means the date a Participant ceases to be a director of the Corporation and ceases to hold any other position with the Corporation.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“U.S. Participant” means, any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A).

“Vested Deferred Share Unit” has the meaning set out in Section 3.8.

“Vesting Date” means the date or dates designated in the Grant Agreement, or such earlier date as is provided for in the Plan or is determined by the Committee.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

1.3	Effective Date of Plan

The effective date of the Plan is April 21, 2020.

Section 2.	Administration

2.1	Administration of the Plan

Subject to the Committee reporting to the Board on all matters relating to this Plan and obtaining approval of the Board for those matters required by the Committee’s mandate, this Plan will be administered by the Committee which has the sole and absolute discretion to: (i) grant Deferred Share Units to Eligible Persons; (ii) interpret and administer the Plan; (iii) establish, amend and rescind any rules and regulations relating to the Plan; (iv) establish conditions to the vesting of Deferred Share Units; and (v) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

To the extent that any Deferred Share Unit granted to a U.S. Participant is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, such Deferred Share Unit shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Committee may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Code Section 409A, or to avoid incurring taxes, interest or penalties under Code Section 409A, and otherwise (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Corporation or contravening Code Section 409A. However, the Corporation shall have no obligation to modify the Plan or any Deferred Share Unit and does not guarantee that Deferred Share Units will not be subject to taxes, interest and penalties under Code Section 409A.

2.2	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.3	Determination of Value if Common Shares Not Publicly Traded

Should Common Shares no longer be publicly traded at the relevant time such that the Fair Market Value cannot be determined in accordance with the formula set out in the definition of that term, the Fair Market Value of a Common Share shall be determined by the Committee in its sole discretion.

2.4	Taxes and Other Source Deductions

The Corporation shall be authorized to deduct from any amount to be paid or credited hereunder any Applicable Withholdings in such manner as the Corporation determines, to the extent such Applicable Withholdings are not satisfied through the sale of Shares as provided in Section 3.5.

2.5	U.S. Participant

Notwithstanding any other provision of the Plan to the contrary:

(a)	If at the time of Separation from Service the Company’s stock is publicly traded on an established securities market or otherwise, each U.S. Participant who is a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i), shall not receive any payment under the Plan until the first day of the seventh month following the date of such Participant’s Separation from Service (or, if earlier, the date of death).

(b)	The acceleration of the time of any payment under the Plan is prohibited except as provided in Treasury Regulation Section 1.409A-3(j)(4) and administrative guidance promulgated under Section 409A of the Code.

Section 3.	Deferred Share Units

3.1	Awards of Deferred Share Units

The Committee may grant Deferred Share Units to Eligible Persons in its sole discretion. The award of a Deferred Share Unit to an Eligible Person at any time shall neither entitle such Eligible Person to receive nor preclude such Eligible Person from receiving a subsequent grant of Deferred Share Units.

3.2	Election to Defer Director Retainer

An Eligible Person may elect to defer all or any portion of the retainer or compensation that would otherwise be received by the Eligible Person in cash, by electing to receive such retainer or compensation in the form of Deferered Share Units, by delivering to the Corporation an Election Notice not later than December 31 of the year preceeding the first date of any period in respect of which the retainer or incentive compensation would be earned. An Eligible Person who elects to defer retainer or compensation by electing to receive such retainer in the form of Deferred Share Units will be awarded the number of Deferred Share Units determined by dividing the dollar amount of the retainer or compensation to be deferred by the Fair Market Value of a Common Share as at the Award Date. Elections pursuant to this section, when made, shall be irrevocable and may not be made during a period when the Eligible Person is prohibited from trading in securities of the Corporation by the Corporation’s disclosure and insider trading policy.

3.3	Crediting of Deferred Share Units and Dividend Deferred Share Units

Deferred Share Units granted to a Participant shall be credited to the Participant’s Share Unit Account on the Grant Date. Each grant of Deferred Share Units must be confirmed by a Grant Agreement signed by the Corporation and the Participant. From time to time, a Participant’s Share Unit Account shall be credited with Dividend Deferred Share Units in the form of additional Deferred Share Units (“Dividend Deferred Share Units”) in respect of outstanding Deferred Share Units on each dividend payment date in respect of which normal cash dividends are paid on Shares. Such Dividend Deferred Share Units shall be computed as:

(a)	the amount of the dividend declared and paid per Common Share multiplied by the number of Deferred Share Units recorded in the Participant’s Share Unit Account on the date for the payment of such dividend, divided by

(b)	the Fair Market Value of a Common Share as at the dividend payment date.

3.4	Redemption Date Notice

Participants shall elect a Redemption Date for Deferred Share Units as follows:

a)	Canadian Participants may elect at any time to redeem Vested Deferred Share Units on any date or dates after the Termination Date and on or before the Expiry Date (the “Redemption Date”); and

b)	U.S. Participants shall elect to redeem Vested Deferred Share Units on a fixed date or dates during the period commencing after the Termination Date and on or before the Expiry Date (the “Redemption Date”) provided that such election must be irrevocably made prior to the earlier of: (i) receipt by the U.S. Participant of each award of Deferred Share Units; and (ii) the first day of the taxable year of the U.S. Participant in which the period over which the award is to be earned, begins. For this purpose a “fixed date” may include any permissible payment event under Section 409A of the Code, for example, Separation from Service. Notwithstanding anything to the contrary in this Section, the Redemption Date with respect to U.S. Participants shall mean the later of the elected date and the date the U.S. Participant has a Separation from Service.

Provided that if the Participant does not elect a Redemption Date in respect of an award of Deferred Share Units, the Deferred Share Units shall be redeemed on the Expiry Date.

3.5	Redemption of Deferred Share Units

The Company shall redeem the Vested Deferred Share Units elected to be redeemed by the Participant on the elected Redemption Date by paying to the Participant an amount (the “Share Unit Amount”) equal to: (A) the number of Vested Deferred Share Units elected to be redeemed multiplied by (B) the Fair Market Value minus (C) Applicable Withholdings. The Deferred Share Unit Amount shall be paid as a lump-sum by the Company within ten business days of the Redemption Date.

3.6	Effect of Redemption of Deferred Share Units.

A Participant shall have no further rights respecting any Vested Deferred Share Unit which has been redeemed in accordance with the Plan.

3.7	Reporting of Deferred Share Units

Statements of the Deferred Share Unit Accounts held by each Participant will be made available to the Participant annually.

3.8	Vesting Date

Each Deferred Share Unit shall vest (become a “Vested Deferred Share Unit”) on the Vesting Date, conditional on the satisfaction of any additional vesting conditions established by the Committee from time to time. Dividend Deferred Share Units shall vest at the same time and in the same proportion as the associated Deferred Share Units.

3.9	Ceasing to be an Eligible Person

If a Participant ceases to be an Eligible Person, except to the extent specifically provided to the contrary in the Grant Agreement, all the Participant’s Deferred Share Units and related Dividend Deferred Share Units shall vest immediately prior to the Participant’s termination date.

Section 4.	General

4.1	Capital Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting Common Shares, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change (for the purpose of preserving the value of the Deferred Share Units), with respect to (i) the number or kind of shares or other securities on which the Deferred Share Units and Dividend Deferred Share Units are based; and (ii) the number of Deferred Share Units and Dividend Deferred Share Units; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional shares.

4.2	Amendment, Suspension, or Termination of Plan

The Committee may amend, suspend or terminate the Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange), if any, that require the approval of shareholders or any governmental or regulatory body.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Committee and in force at the time of this Plan, will continue in effect as long as a Deferred Share Unit or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Committee may make any amendments to the Plan or the Deferred Share Units it would be entitled to make if the Plan were still in effect.

The Committee may amend or modify any outstanding Deferred Share Unit in any manner to the extent that the Committee would have had the authority to initially grant the award as so modified or amended; provided that, where such amendment or modification is materially adverse to the holder, the consent of the holder is required to effect such amendment or modification.

4.3	Non-Exclusivity

Nothing contained herein will prevent the Committee from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or shareholder approval.

4.4	Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

4.5	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and each Participant, including without limitation, the legal representative of a Participant, or any receiver or trustee in bankruptcy or representative of the creditors of the Corporation or a Participant.

4.6	Transferability of Awards

Rights respecting Deferred Share Units and Dividend Deferred Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

4.7	No Special Rights

Nothing contained in the Plan or in any Deferred Share Unit or Dividend Deferred Share Unit will confer upon any Participant any right to be nominated as a director of the Corporation or interfere in any way with the right of the Corporation at any time to accept the resignation of the Participant or not nominate the Participant for election as a director of the Corporation.

Deferred Share Units and Dividend Deferred Share Units shall not be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Participant be considered the owner of Common Shares by virtue of his ownership of Deferred Share Units or Dividend Deferred Share Units.

4.8	Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under Canadian, U.S. or other applicable jurisdiction’s tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. No Corporation shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan.

4.9	No Liability

The Corporation shall not be liable to any Participant for any loss resulting from a decline in the market value of any Common Shares.

SCHEDULE A

Bunker Hill Mining Corp.

DEFERRED SHARE UNIT PLAN

GRANT AGREEMENT FOR DEFERRED SHARE UNITS

[Name of Director] (the “Participant”)

Pursuant to the Bunker Hill Mining Corp. Deferred Share Unit Plan effective April 21, 2020, (the “Plan”), and in consideration of services provided to the Corporation by the Participant, Bunker Hill Mining Corp. hereby grants to the Participant ______ Deferred Share Units under the Plan.

All capitalized terms not defined in this Grant Agreement have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan.

The Vesting Date for this award is the Grant Date.

Bunker Hill Mining Corp. and the Participant understand and agree that the granting and redemption of these Deferred Share Units and any related Dividend Deferred Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Grant Agreement. For greater certainty, the Participant authorizes the Corporation to pay Applicable Withholdings on the redemption of any Deferred Share Units.

DATED

Bunker Hill Mining Corp.

Per:

I agree to the terms and conditions set out herein.

Name:

SCHEDULE B

Bunker Hill Mining Corp.

DEFERRED SHARE UNIT PLAN

ELECTION NOTICE FOR DEFERRED SHARE UNITS

To: Bunker Hill Mining Corp.

Pursuant to the Bunker Hill Mining Corp. Deferred Share Unit Plan effective April 21, 2020 (the “Plan”), the undersigned hereby elects to receive

○	______________%;

○	$_____________; or

○	All of the Participant’s retainer excess of $___________

of the undersigned’s director retainer in respect of the year ending December 31, ___, in the form of Deferred Share Units under the Plan. This election is irrevocable for such year’s retainer.

Notwithstanding any other provision of the Plan or the Grant Agreement, the Deferred Share Units awarded pursuant to this Election Notice will vest immediately.

All capitalized terms not defined in this Election Notice have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan.

Subject to any provisions to the contrary in this Election Notice, Bunker Hill Mining Corp. and the Participant understand and agree that the granting and redemption of these Deferred Share Units are subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant, all of which are incorporated into and form a part of this Election Notice.

DATED
Name:

SCHEDULE C

Bunker Hill Mining Corp.

DEFERRED SHARE UNIT PLAN

REDEMPTION NOTICE

To: Bunker Hill Mining Corp.

Pursuant to Bunker Hill Mining Corp. Deferred Share Unit Plan effective April 21, 2020 (the “Plan”), the undersigned hereby elects to redeem______________ of the undersigned’s Vested Deferred Share Units and related Dividend Deferred Share Units on ________________________[date] by receiving the Share Unit Amount.

All capitalized terms not defined in this Redemption Notice have the meaning set out in the Plan. No cash or other compensation shall at any time be paid in respect of any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan or on account of damages relating to any Deferred Share Units or Dividend Deferred Share Units which have been forfeited or terminated under the Plan.

The undersigned understands and agrees that the granting and redemption of these Deferred Share Units are subject to the terms and conditions of the Plan which are incorporated into and form a part of this Redemption Notice.

DATED
Name: